Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT REPORTS FISCAL 2022 FOURTH-QUARTER,

FULL-YEAR FINANCIAL RESULTS

Q4 Business and Financial Highlights:

•	Net Sales were $74.2 Million
•	Adjusted Gross Margin Better than Expected, Improved vs Q3
•	Cash Was $88 Million at June 30
•	Completed Major Elements of November 2021 Restructuring Plan

Pipeline Updates:

•	Pivotal Biosimilar Insulin Glargine Clinical Trial Over 90% Complete, Top-line Results Anticipated by Year End; BLA Filing On Track for First Half of 2023
•	Expect to File IND for Biosimilar Insulin Aspart by First Half of 2023
•	Generic FLOVENT® DISKUS® Product On Track for ANDA Filing Early Next Calendar Year, Granted CGT Status by FDA
•	Expect Partner to Commence Pilot PK Trials for Generic Spiriva® Handihaler® by Year End 2022
•	Licensed a Filed ANDA for Mesalamine Delayed Release Tablets USP, 1.2 g, from an Existing Partner
•	Expect to Launch At Least Four Non-Solid Oral Generic Products With Limited Competition in Fiscal 2023

Trevose, PA – August 24, 2022 – Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2022 fourth quarter and full year ended June 30, 2022.

“For the quarter, net sales were in line with our expectations, adjusted EBITDA was at the top end of our guidance range and adjusted gross margin was better than anticipated, rebounding from our adjusted gross margin in recent quarters,” said Tim Crew, chief executive officer of Lannett. “Our cash position was approximately $88 million at June 30, 2022; we continue to expect to receive sizable income tax refunds within the next couple of months.

“With regard to our pipeline, we have added several near-term product opportunities, of which a few have the potential to be meaningful contributors to our financial results, especially in the second half of the current fiscal year. Our durable large market partnered product opportunities continue to progress and achieve notable development milestones (details discussed below). As part of our pre-launch activities for biosimilar insulin, we have initiated preliminary discussions with a number of states and other organizations around initiatives and programs to make insulin more accessible and affordable to millions of patients. We welcome these initiatives and believe our significant scale and competitive cost structure will help position us to support and prosper from these initiatives on affordable insulin.

“Looking ahead, our efforts will be focused on commercializing recently added product opportunities, which we believe will help increase our full-year gross margin in fiscal 2023. At the same time, we intend to maintain operating discipline to reduce expenses and make the most of our cash resources, all while working to further develop with our partners our high value pipeline of insulin and respiratory products, expand our existing strategic alliances and form new ones."

Key Pipeline Update Subject to FDA Approval

•	Company anticipates launching over the next several months Zolmitriptan, a nasal spray product for migraine and cluster headaches, and Fludarabine, an injectable product currently in short supply;
•	By the end of the current fiscal year, the company anticipates launching Sucralfate, an oral suspension product, and two additional partnered products. Sevoflurane, an inhaled anesthetic product, and Mesalamine Delayed Release Tablets 1.2 gram;
•	Biosimilar insulin glargine. More than 90% of the subject enrollment goal has been achieved and the pivotal clinical trial for biosimilar insulin glargine is expected to be completed next month. Thus far no serious adverse events have been reported. Top-line results are expected toward the end of this calendar year, and filing of the Biologics License Application (BLA) is anticipated next Spring, and thus a potential launch of the product in the first half of calendar year 2024;
•	Biosimilar insulin aspart: The company’s partner is producing insulin aspart at commercial scale and will be requesting a Type 2 meeting with the FDA later this calendar year. An IND filing is anticipated for later this fiscal year. The company estimates initiating the clinical study next summer and completing the study in the spring of calendar 2024. The company anticipates a potential launch of the product in the middle of calendar year 2025;
•	Generic ADVAIR DISKUS®, fluticasone propionate and salmeterol inhalation powder, remains on priority review. The company anticipates fully responding to the CRL next year, with a launch possible in 2024.
•	Generic Flovent Diskus®, fluticasone propionate inhalation powder: the pivotal clinical end-point study and PK trials for the 100 mcg/blister were successfully completed in the first attempt. The FDA has granted the company’s request for CGT status and the filing of the ANDA is estimated for earlier next calendar year;
•	Company expects its partner to commence a pilot PK study of generic Spiriva® Handihaler® by year end and is targeting an ANDA filing by early 2024.

Restructuring, Cost Reduction Initiatives

The major elements of the company’s restructuring plan announced in November 2021 have been completed. The transfer of certain products from the company’s recently sold Carmel plant to its main plant is progressing on schedule and the manufacturing of Lannett labeled product at that site will largely be completed by the end of this calendar year.

Fourth-Quarter Financial Results: Fiscal 2022 vs Fiscal 2021

GAAP basis:

•	Net sales were $74.2 million compared with $106.0 million
•	Gross profit was $7.9 million, or 11% of net sales, compared with $22.7 million, or 21% of net sales
•	Asset impairment charges were $53.9 million compared with $18.6 million
•	Net loss was $93.3 million, or $2.30 per share, compared with $177.9 million, or $4.50 per share

Non-GAAP basis:

•	Net sales were $74.2 million compared with $106.0 million
•	Adjusted gross profit was $10.4 million, or 14% of net sales, compared with $26.4 million, or 25% of net sales
•	Adjusted interest expense increased to $13.1 million from $12.1 million
•	Adjusted net loss was $17.8 million, or $0.44 per share compared with $7.4 million, or $0.19 per share
•	Negative adjusted EBITDA was $1.3 million versus adjusted EBITDA of $12.1 million

Full-Year Financial Results: Fiscal 2022 vs Fiscal 2021

GAAP basis:

•	Net sales were $340.6 million compared with $478.8 million
•	Gross profit was $33.2 million, or 10% of net sales, compared with $75.6 million, or 16% of net sales
•	Restructuring expenses were $2.8 million compared with $4.0 million
•	Asset impairment charges were $103.3 million compared with $216.6 million
•	Net loss was $231.6 million, or $5.74 per share, compared with $363.5 million, or $9.23 per share

Non-GAAP basis:

•	Net sales were $340.6 million compared with $478.8 million
•	Adjusted gross profit was $50.0 million, or 15% of net sales, compared with $122.3 million, or 26% of net sales
•	Adjusted interest expense increased to $51.7 million from $43.7 million
•	Adjusted net loss was $61.0 million, or $1.51 per share, compared with $1.0 million, or $0.03 per share

Guidance for Fiscal 2023

Based on its current outlook, the company provided guidance for fiscal year 2023, as follows:

	GAAP	Adjusted*
Net sales	$275 million to $300 million	$275 million to $300 million
Gross margin %	Approximately 13% to 15%	Approximately 15% to 17%
R&D expense	$23 million to $25 million	$23 million to $25 million
SG&A expense	$64 million to $67 million	$56 million to $59 million
Interest and other	Approximately $60 million	Approximately $53 million
Effective tax rate	Approximately 0% to 4%	Approximately 23.5% to 24.5%
(Negative) Adjusted EBITDA	N/A	($12 million) to $0 million
Capital expenditures	Approximately $8 million to $12 million	Approximately $8 million to $12 million

*A reconciliation of Adjusted amounts to most directly comparable GAAP amounts can be found in the financial tables following this release.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2022 fourth quarter and full year ended June 30, 2022. The conference call will be available to interested parties by dialing 877-407-9716 from the U.S. or Canada, or 201-493-6779 from international locations. The call will be broadcast via the Internet at www.lannett.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This release contains references to non-GAAP financial measures, including Adjusted EBITDA, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance. The company’s management believes that the presentation of non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the company’s core business. Additionally, it provides a basis for the comparison of the financial results for the company’s core business between current, past and future periods. The company also believes that including Adjusted EBITDA and the other non-GAAP financial measures presented in this release is appropriate to provide additional information to investors. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) restructuring expenses, (3) asset impairment charges, (4) non-cash interest expense, as well as (5) certain other items considered unusual or non-recurring in nature.

Lantus® is a registered trademark of Sanofi S.A., and ADVAIR DISKUS® and Flovent® Diskus® are registered trademarks of GlaxoSmithKline. Spiriva® Handihaler® is a registered trademark of Boehringer Ingelheim.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications – see financial schedule below for net sales by medical indication. For more information, visit the company’s website at www.lannett.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and can be identified by the words “estimate,” “expect,” “believe,” “target,” “anticipate” and other similar expressions. Any such statements, including, but not limited to, statements regarding the company’s competitive environment and other market conditions; regulatory and operational developments; the timing related to commencing and successfully completing the pivotal clinical trials, filing the Biologics License Applications, and successfully launching any products, including biosimilar insulin glargine and biosimilar insulin aspart; the potential material impact of COVID-19 on future financial results; the timing of the company’s restructuring plan and its ability to realize estimated cost reductions and other benefits therefrom; the company’s financial status and performance; and the company’s ability to achieve the financial metrics stated in the company’s guidance for fiscal 2023, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors beyond the company’s control. Such factors include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and the company’s estimated or anticipated future financial results, future inventory levels, future competition or pricing future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s latest Form 10-K, subsequent Form 8-Ks and 10-Qs and other documents filed with the Securities and Exchange Commission from time to time. You should not place undue reliance upon any such forward-looking statements, which represent the company's judgment as of the date of this release. To the fullest extent permitted by law, the company disclaims any intent or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	June 30, 2022	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$87,854	$93,286
Accounts receivable, net	56,241	98,834
Inventories	95,158	109,545
Income taxes receivable	36,793	35,050
Assets held for sale	-	2,678
Other current assets	14,070	14,170
Total current assets	290,116	353,563
Property, plant and equipment, net	133,178	166,674
Intangible assets, net	32,179	137,835
Operating lease right-of-use asset	9,646	10,559
Other assets	19,316	15,106
TOTAL ASSETS	$484,435	$683,737

LIABILITIES
Current liabilities:
Accounts payable	$29,737	$29,585
Accrued expenses	23,667	13,077
Accrued payroll and payroll-related expenses	8,342	10,680
Rebates payable	21,568	19,025
Royalties payable	5,677	13,779
Restructuring liability	490	8
Current operating lease liabilities	2,064	2,045
Other current liabilities	13,395	2,270
Total current liabilities	104,940	90,469
Long-term debt, net	614,948	590,683
Long-term operating lease liabilities	9,994	11,047
Other liabilities	5,616	19,009
TOTAL LIABILITIES	735,498	711,208

STOCKHOLDERS' DEFICIT
Common stock ($0.001 par value, 100,000,000 shares authorized; 42,269,137 and 40,913,148 shares issued; 40,704,572 and 39,576,606 shares outstanding at June 30, 2022 and June 30, 2021, respectively)	42	41
Additional paid-in capital	363,957	355,239
Accumulated deficit	(596,386)	(364,766)
Accumulated other comprehensive loss	(411)	(548)
Treasury stock (1,564,565 and 1,336,542 shares at June 30, 2022 and June 30, 2021, respectively)	(18,265)	(17,437)
Total stockholders' deficit	(251,063)	(27,471)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$484,435	$683,737

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended		Twelve months ended
	June 30,		June 30,
	2022	2021	2022	2021
Net sales	$74,189	$106,009	$340,579	$478,778
Cost of sales	63,826	79,597	294,482	378,335
Amortization of intangibles	2,506	3,753	12,931	24,850
Gross profit	7,857	22,659	33,166	75,593
Operating expenses:
Research and development expenses	6,044	6,017	22,362	24,173
Selling, general and administrative expenses	25,755	21,576	81,023	68,078
Restructuring expenses	104	-	2,777	4,043
Asset impairment charges	53,916	18,550	103,277	216,550
Total operating expenses	85,819	46,143	209,439	312,844
Operating income (loss)	(77,962)	(23,484)	(176,273)	(237,251)
Other income (expense), net:
Loss on extinguishment of debt	-	(10,341)	-	(10,341)
Investment income	36	68	150	236
Interest expense	(14,808)	(13,217)	(57,979)	(53,830)
Other	(74)	(1,687)	178	(1,664)
Total other expense, net	(14,846)	(25,177)	(57,651)	(65,599)
Loss before income tax	(92,808)	(48,661)	(233,924)	(302,850)
Income tax expense (benefit)	487	129,225	(2,304)	60,625
Net loss	$(93,295)	$(177,886)	$(231,620)	$(363,475)

Loss per common share (1):
Basic	$(2.30)	$(4.50)	$(5.74)	$(9.23)
Diluted	$(2.30)	$(4.50)	$(5.74)	$(9.23)

Weighted average common shares outstanding (1):
Basic	40,619,081	39,544,909	40,350,522	39,391,589
Diluted	40,619,081	39,544,909	40,350,522	39,391,589

(1) Effective with the Warrants issued on April 22, 2021, the basic and diluted earnings per share was calculated based on the two-class method.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Twelve months ended June 30, 2022
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating loss	Other expense, net	Loss before income tax	Income tax benefit	Net loss	Diluted loss per share (l)
GAAP Reported	$340,579	$294,482	$12,931	$33,166	10%	$22,362	$81,023	$2,777	$103,277	$(176,273)	$(57,651)	$(233,924)	$(2,304)	$(231,620)	$(5.74)
Adjustments:
Amortization of intangibles (a)	-	-	(12,931)	12,931		-	-	-	-	12,931	-	12,931	-	12,931
Cody API business (b)	-	(141)	-	141		(10)	(265)	-	-	416	-	416	-	416
Depreciation on capitalized software costs (c)	-	-	-	-		-	(4,204)	-	-	4,204	-	4,204	-	4,204
Restructuring expenses (d)	-	-	-	-		-	-	(2,777)	-	2,777	-	2,777	-	2,777
Distribution agreement renewal costs (e)	-	-	-	-		-	(219)	-	-	219	-	219	-	219
Asset impairment charges (f)	-	-	-	-		-	-	-	(103,277)	103,277	-	103,277	-	103,277
Write-downs for excess and obsolete inventory (g)	-	(3,244)	-	3,244		-	-	-	-	3,244	-	3,244	-	3,244
Reimbursement of legal costs (h)	-	-	-	-		-	(19,833)	-	-	19,833	-	19,833	-	19,833
Non-cash interest (i)	-	-	-	-		-	-	-	-	-	6,246	6,246	-	6,246
Other (j)	-	(509)	-	509		-	(1,139)	-	-	1,648	(776)	872	-	872
Tax adjustments (k)	-	-	-	-		-	-	-	-	-	-	-	(16,554)	16,554

Non-GAAP Adjusted	$340,579	$290,588	$-	$49,991	15%	$22,352	$55,363	$-	$-	$(27,724)	$(52,181)	$(79,905)	$(18,858)	$(61,047)	$(1.51)

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude expenses associated with the 2021 Restructuring Plan
(e)	To exclude the consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC
(f)	To exclude asset impairment charges primarily related to the KUPI product rights intangible assets, the facility and certain equipment at Silarx in Carmel, NY, and the other product rights intangible assets, which include various distribution and supply agreements
(g)	To exclude write-downs for excess and obsolete inventory related to certain product lines discontinued as a result of the sale of the Silarx facility
(h)	To exclude the reimbursement of legal and settlement costs associated with a distribution agreement
(i)	To exclude non-cash interest expense associated with debt issuance costs
(j)	To primarily exclude one-time employee retention awards, separation costs related to the Company's former Chief Information Officer and a gain on the sale of various ANDAs to Chartwell, Inc.
(k)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(l)	The weighted average share number for the twelve months ended June 30, 2022 is 40,350,522 for GAAP and non-GAAP loss per share calculations.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Twelve months ended June 30, 2021
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating income (loss)	Other expense, net	Loss before income tax	Income tax expense	Net loss	Diluted loss per share (n)
GAAP Reported	$478,778	$378,335	$24,850	$75,593	16%	$24,173	$68,078	$4,043	$216,550	$(237,251)	$(65,599)	$(302,850)	$60,625	$(363,475)	$(9.23)
Adjustments:
Amortization of intangibles (a)	-	-	(24,850)	24,850		-	-	-	-	24,850	-	24,850	-	24,850
Cody API business (b)	-	(270)	-	270		(5)	(486)	-	-	761	-	761	-	761
Depreciation on capitalized software costs (c)	-	-	-	-		-	(4,204)	-	-	4,204	-	4,204	-	4,204
Branded prescription drug fee (d)	-	-	-	-		-	(831)	-	-	831	-	831	-	831
Restructuring expenses (e)	-	-	-	-		-	-	(4,043)	-	4,043	-	4,043	-	4,043
Asset impairment charges (f)	-	-	-	-		-	-	-	(216,550)	216,550	-	216,550	-	216,550
Write-downs for excess and obsolete inventory (g)	-	(16,623)	-	16,623		-	-	-	-	16,623	-	16,623	-	16,623
Distribution agreement renewal costs (h)	-	(4,966)	-	4,966		-	-	-	-	4,966	-	4,966	-	4,966
Loss on extinguishment of debt (i)	-	-	-	-		-	-	-	-	-	10,341	10,341	-	10,341
Debt refinancing costs (j)	-	-	-	-		-	(2,262)	-	-	2,262	-	2,262	-	2,262
Non-cash interest (k)	-	-	-	-		-	-	-	-	-	10,146	10,146	-	10,146
Other (l)	-	-	-	-		-	(5,610)	-	-	5,610	1,500	7,110	-	7,110
Tax adjustments (m)	-	-	-	-		-	-	-	-	-	-	-	(59,763)	59,763

Non-GAAP Adjusted	$478,778	$356,476	$-	$122,302	26%	$24,168	$54,685	$-	$-	$43,449	$(43,612)	$(163)	$862	$(1,025)	$(0.03)

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude the federally mandated branded prescription drug fee related to Levothyroxine sold under the JSP agreement, which has not been sold since fiscal year ended June 30, 2019
(e)	To exclude expenses associated with the 2020 Restructuring Plan
(f)	To exclude asset impairment charges primarily related to the KUPI product rights intangible assets and the intangible asset for a distribution and supply agreement with Cediprof, Inc. for the Levothyroxine tablets product
(g)	To exclude write-downs for excess and obsolete inventory related to the discontinuance of certain product lines
(h)	To exclude the consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC
(i)	To exclude the loss on extinguishment of debt related to the retirement of the Term Loan B in April 2021
(j)	To exclude legal and financial advisory costs related to the debt refinancing in April 2021
(k)	To exclude non-cash interest expense associated with debt issuance costs
(l)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement and costs associated with a legal settlement
(m)	To exclude the impact of the full valuation allowance booked against the Company's deferred tax assets as well as the tax effect of the pre-tax adjustments included above at applicable tax rates
(n)	The weighted average share number for the twelve months ended June 30, 2021 is 39,391,589 for GAAP and the non-GAAP loss per share calculations

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended June 30, 2022
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Asset impairment charges	Operating loss	Other expense, net	Loss before income tax	Income tax expense (benefit)	Net loss	Diluted loss per share (j)
GAAP Reported	$74,189	$63,826	$2,506	$7,857	11%	$6,044	$25,755	$104	$53,916	$(77,962)	$(14,846)	$(92,808)	$487	$(93,295)	$(2.30)
Adjustments:
Amortization of intangibles (a)	-	-	(2,506)	2,506		-	-	-	-	2,506	-	2,506	-	2,506
Cody API business (b)	-	(32)	-	32		(4)	24	-	-	12	-	12	-	12
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,051)	-	-	1,051	-	1,051	-	1,051
Restructuring expenses (d)	-	-	-	-		-	-	(104)	-	104	-	104	-	104
Asset impairment charges (e)	-	-	-	-		-	-	-	(53,916)	53,916	-	53,916	-	53,916
Reimbursement of legal costs (f)	-	-	-	-		-	(11,618)	-		11,618	-	11,618	-	11,618
Non-cash interest (g)	-	-	-	-		-	-	-	-	-	1,693	1,693	-	1,693
Other (h)	-	(22)	-	22		3	(260)	-	-	279	(900)	(621)	-	(621)
Tax adjustments (i)	-	-	-	-		-	-	-	-	-	-	-	(5,196)	5,196

Non-GAAP Adjusted	$74,189	$63,772	$-	$10,417	14%	$6,043	$12,850	$-	$-	$(8,476)	$(14,053)	$(22,529)	$(4,709)	$(17,820)	$(0.44)

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude expenses associated with the 2021 Restructuring Plan
(e)	To exclude asset impairment charges primarily related to the KUPI product rights intangible assets and the other product rights intangible assets, which include various distribution and supply agreements
(f)	To exclude the reimbursement of legal and settlement costs associated with a distribution agreement
(g)	To exclude non-cash interest expense associated with debt issuance costs
(h)	To primarily exclude one-time employee retention awards and a gain on the sale of various ANDAs to Chartwell, Inc.
(i)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(j)	The weighted average share number for the three months ended June 30, 2022 is 40,619,081 for GAAP and non-GAAP loss per share calculations.

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

(In thousands, except percentages, share and per share data)

Three months ended June 30, 2021
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Asset impairment charges	Operating income (loss)	Other expense, net	Loss before income tax	Income tax expense	Net loss	Diluted loss per share (k)
GAAP Reported	$106,009	$79,597	$3,753	$22,659	21%	$6,017	$21,576	$18,550	$(23,484)	$(25,177)	$(48,661)	$129,225	$(177,886)	$(4.50)
Adjustments:
Amortization of intangibles (a)	-	-	(3,753)	3,753		-	-	-	3,753	-	3,753	-	3,753
Cody API business (b)	-	(21)	-	21		-	(13)	-	34	-	34	-	34
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,051)	-	1,051	-	1,051	-	1,051
Branded prescription drug fee (d)	-	-	-	-		-	(831)		831	-	831	-	831
Asset impairment charges (e)	-	-	-	-		-	-	(18,550)	18,550	-	18,550	-	18,550
Loss on extinguishment of debt (f)	-	-	-	-		-	-		-	10,341	10,341	-	10,341
Debt refinancing costs (g)	-	-	-	-		-	(2,262)	-	2,262	-	2,262	-	2,262
Non-cash interest (h)	-	-	-	-		-	-	-	-	1,073	1,073	-	1,073
Other (i)	-	-	-	-		-	(1,915)	-	1,915	1,500	3,415	-	3,415
Tax adjustments (j)	-	-	-	-		-	-	-	-	-	-	(129,139)	129,139

Non-GAAP Adjusted	$106,009	$79,576	$-	$26,433	25%	$6,017	$15,504	$-	$4,912	$(12,263)	$(7,351)	$86	$(7,437)	$(0.19)

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude the federally mandated branded prescription drug fee related to Levothyroxine sold under the JSP agreement, which has not been sold since fiscal year ended June 30, 2019
(e)	To exclude asset impairment charges primarily related to its intangible asset for a distribution and supply agreement with Cediprof, Inc. for the Levothyroxine tablets product
(f)	To exclude the loss on extinguishment of debt related to the retirement of the Term Loan B in April 2021
(g)	To exclude legal and financial advisory costs related to the debt refinancing in April 2021
(h)	To exclude non-cash interest expense associated with debt issuance costs
(i)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement and costs associated with a legal settlement
(j)	To exclude the impact of the full valuation allowance booked against the Company's deferred tax assets as well as the tax effect of the pre-tax adjustments included above at applicable tax rates
(k)	The weighted average share number for the three months ended June 30, 2021 is 39,544,909 for GAAP and non-GAAP loss per share calculations.

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in thousands)

Three months ended
June 30, 2022
Net loss	$(93,295)

Interest expense	14,808
Depreciation and amortization	7,608
Income tax expense	487
EBITDA	(70,392)

Share-based compensation	1,384
Inventory write-down	1,768
Asset impairment charges (a)	53,916
Investment income	(36)
Other non-operating income	74
Restructuring expenses	104
Reimbursement of legal costs (b)	11,618
Other	291
Adjusted EBITDA (Non-GAAP)	$(1,273)

(a)	To exclude asset impairment charges primarily related to the KUPI product rights intangible assets and the other product rights intangible assets, which include various distribution and supply agreements
(b)	To exclude the reimbursement of legal and settlement costs associated with a distribution agreement

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)

($ in millions)

	Fiscal Year 2023 Guidance
				Non-GAAP
	GAAP	Adjustments		Adjusted
Net sales	$275 - $300	-		$275 - $300
Gross margin percentage	approx. 13% to 15%	2%	(a)	approx. 15% to 17%
R&D expense	$23 - $25	-		$23 - $25
SG&A expense	$64 - $67	($8)	(b)	$56 - $59
Interest and other	approx. $60	($7)	(c)	approx. $53
Effective tax rate	approx. 0% to 4%	-		approx. 23.5% to 24.5%
Adjusted EBITDA	N/A	N/A		$(12) - $0
Capital expenditures	$8 - $12	-		$8 - $12

(a) The adjustment primarily reflects amortization of purchased intangible assets

(b) The adjustment primarily excludes depreciation on previously capitalized software integration costs associated with the KUPI acquisition

(c) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

LANNETT COMPANY, INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

($ in millions)

	Fiscal Year 2023 Guidance
	Low	High
Net loss	$(111.0)	$(101.0)

Interest expense	60.0	60.0
Depreciation and amortization	24.0	24.0
Income taxes	-	(4.0)
EBITDA	(27.0)	(21.0)

Share-based compensation	6.0	7.0
Inventory write-down	7.0	9.0
Other (a)	2.0	5.0
Adjusted EBITDA (Non-GAAP)	$(12.0)	$-

(a) To primarily exclude costs related to strategic review initiatives

LANNETT COMPANY, INC.

NET SALES BY MEDICAL INDICATION

	Three months ended		Twelve months ended
($ in thousands)	June 30,		June 30,
Medical Indication	2022	2021	2022	2021
Analgesic	$3,212	$4,156	$15,737	$14,684
Anti-Psychosis	2,634	5,697	11,790	43,720
Cardiovascular	12,055	13,364	45,376	65,987
Central Nervous System	18,023	23,467	78,325	95,115
Endocrinology	4,557	7,519	27,491	27,070
Gastrointestinal	10,054	15,048	51,026	67,540
Infectious Disease	3,536	12,175	28,009	67,761
Migraine	3,683	4,612	16,321	25,554
Respiratory/Allergy/Cough/Cold	1,670	3,017	8,961	9,258
Urinary	1,421	1,401	4,588	5,786
Other	9,125	10,651	41,285	35,312
Contract Manufacturing revenue	4,219	4,902	11,670	20,991
Net Sales	$74,189	$106,009	$340,579	$478,778